Exhibit 99.1

Genesee & Wyoming Reports Results for the Second Quarter of 2016

DARIEN, Conn.--(BUSINESS WIRE)--August 1, 2016--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Second Quarter Consolidated Highlights

  Operating revenues decreased 7.5% to $501.4 million from $542.2 million.
  Reported operating income decreased 12.3% to $87.2 million; Adjusted operating income decreased 5.3% to $94.4 million.(1)
  Reported diluted earnings per common share (EPS) decreased 9.8% to $0.83; Adjusted diluted EPS remained constant at $0.93; Adjusted diluted EPS excluding the Short Line Tax Credit decreased 12.9% to $0.81.(1)

Second Quarter Segment Highlights

  North America (approximately 80% of G&W's annual operating income): Operating revenues from G&W's North American Operations decreased 2.1% to $304.6 million from $311.0 million. Reported operating income from G&W's North American Operations increased 3.1% to $79.0 million; Adjusted operating income from G&W's North American Operations increased 4.8% to $80.8 million.(1)
  Australia (approximately 10% of G&W's annual operating income): Operating revenues from G&W's Australian Operations decreased 17.3% to $55.3 million from $66.8 million, primarily due to declining metallic ores shipments. Reported operating income from G&W's Australian Operations decreased 38.0% to $9.4 million; Adjusted operating income from G&W's Australian Operations decreased 31.6% to $10.2 million.(1)
  U.K./Europe (approximately 10% of G&W's annual operating income): Operating revenues from G&W's U.K./European Operations decreased 13.9% to $141.5 million from $164.4 million primarily due to the consolidation of Continental Europe intermodal routes, a decline in coal shipments and lower minerals and stone shipments. Reported operating loss from G&W's U.K./European Operations was $1.2 million, primarily due to the restructuring of the U.K. coal business; Adjusted operating income from G&W's U.K./European Operations was $3.4 million.(1)

Jack Hellmann, President and CEO of G&W, commented, "Our financial results for the second quarter of 2016 were well ahead of our outlook, primarily due to good performance from our North American Operations. Despite a 7% decline in North American carloads, favorable revenue mix and effective management of costs led to an improvement in our reported North American operating ratio of 1.3 percentage points to 74.1%, and a modest increase in our operating income. Meanwhile, our Australian and U.K./Europe Operations performed generally in-line with our expectations and we successfully completed the restructuring of our U.K. coal business."

"While we are pleased with our second quarter results, our reported diluted EPS declined 10% and our adjusted diluted EPS excluding the Short Line Tax Credit declined 13% compared to last year. As a result, we remain focused on improving the efficiency of our operations amidst uneven business environments in each of our three segments worldwide. At the same time, this economic uncertainty continues to provide acquisition and investment opportunities that we are carefully evaluating in multiple geographies within our global footprint."(1)

Financial Results

G&W's operating revenues decreased $40.8 million, or 7.5%, to $501.4 million in the second quarter of 2016, compared with $542.2 million in the second quarter of 2015. G&W's operating income in the second quarter of 2016 was $87.2 million, compared with $99.5 million in the second quarter of 2015. G&W's adjusted operating income in the second quarter of 2016 was $94.4 million, compared with $99.8 million in the second quarter of 2015.(1)

G&W's reported net income in the second quarter of 2016 was $48.4 million, compared with reported net income of $52.8 million in the second quarter of 2015. Excluding the net impact of certain items affecting comparability between periods discussed below, G&W's adjusted net income in the second quarter of 2016 was $54.0 million, compared with $53.0 million in the second quarter of 2015.(1)

G&W's reported diluted EPS in the second quarter of 2016 were $0.83 with 58.1 million weighted average shares outstanding, compared with reported diluted EPS in the second quarter of 2015 of $0.92 with 57.1 million weighted average shares outstanding. G&W's adjusted diluted EPS in the second quarter of 2016 were $0.93 with 58.1 million weighted average shares outstanding, compared with adjusted diluted EPS in the second quarter of 2015 of $0.93 with 57.1 million weighted average shares outstanding. G&W's adjusted diluted EPS excluding the Short Line Tax Credit in the second quarter of 2016 were $0.81 with 58.1 million weighted average shares outstanding, compared with adjusted diluted EPS in the second quarter of 2015 of $0.93 with 57.1 million weighted average shares outstanding.(1)

Items Affecting Comparability

In the second quarter of 2016 and 2015, G&W's results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts):

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Impact	Diluted Earnings/(Loss) Per Common Share Impact
Three Months Ended June 30, 2016
Restructuring costs	$(5.0)	$(4.0)	$(0.07)
Corporate development and related costs	$(2.6)	$(1.8)	$(0.03)
Net gain on sale of assets	$0.3	$0.2	$—
Short Line Tax Credit	$—	$7.2	$0.12

Three Months Ended June 30, 2015
Corporate development and related costs	$(0.8)	$(0.5)	$(0.01)
Net gain on sale of assets	$0.5	$0.3	$0.01

In the second quarter of 2016, G&W's results included restructuring costs of $5.0 million, primarily associated with our U.K./European Operations, corporate development and related costs of $2.6 million and a net gain on the sale of assets of $0.3 million. The second quarter of 2016 also included an income tax benefit of $7.2 million associated with the U.S. Short Line Tax Credit, which was not in effect during the second quarter of 2015. The Short Line Tax Credit was extended retroactively in the fourth quarter of 2015 for calendar years 2015 and 2016.

In the second quarter of 2015, G&W's results included corporate development and related expenses of $0.8 million, primarily related to the Freightliner integration, and a net gain on the sale of assets of $0.5 million.

Second Quarter Results by Segment

Operating revenues from G&W's North American Operations decreased $6.4 million, or 2.1%, to $304.6 million in the second quarter of 2016, compared with $311.0 million in the second quarter of 2015. Excluding a $1.2 million decrease due to the impact of foreign currency depreciation, North American Operations revenues decreased $5.2 million, or 1.7%, primarily due to declines in coal, grain and pulp and paper shipments.(2)

North American Operations traffic decreased 27,765 carloads, or 6.7%, to 386,123 carloads in the second quarter of 2016. The traffic decrease was principally due to decreases of 17,208 carloads of coal and coke traffic (primarily in the Midwest and Northeast regions), 4,360 carloads of agricultural products traffic (primarily in the Midwest and Mountain West regions), 4,174 carloads of pulp and paper traffic (primarily in the Midwest, Northeast, Southern, Canada and Pacific regions) and 3,990 carloads of minerals and stone traffic (primarily in the Northeast Region). All remaining traffic increased by a net 1,967 carloads.

G&W's North American Operations had operating income of $79.0 million in the second quarter of 2016, compared with $76.6 million in the second quarter of 2015. The operating ratio for North American Operations was 74.1% in the second quarter of 2016, compared with an operating ratio of 75.4% in the second quarter of 2015. Despite a 6.7% decline in North American carloads, favorable revenue mix and effective management of costs led to an improvement in our reported North American operating ratio and a modest increase in our operating income. Adjusted operating income from G&W's North American Operations in the second quarter of 2016 was $80.8 million, compared with adjusted operating income of $77.1 million in the second quarter of 2015. The adjusted operating ratio for North American Operations was 73.5% in the second quarter of 2016, compared with an adjusted operating ratio of 75.2% in the second quarter of 2015.(1)

Operating revenues from G&W's Australian Operations decreased $11.5 million, or 17.3%, to $55.3 million in the second quarter of 2016, compared with $66.8 million in the second quarter of 2015. Excluding a $2.7 million decrease due to the impact of foreign currency depreciation, Australian Operations revenues decreased $8.8 million, or 13.8%, primarily due to the impact of declining metallic ores shipments.(2)

Australian Operations traffic decreased 7,853 carloads, or 15.1%, to 44,251 carloads in the second quarter of 2016. The traffic decrease was principally due to a decrease of 5,119 carloads of metallic ores traffic and 4,312 carloads of agricultural products traffic, partially offset by an increase of 1,913 carloads of minerals and stone traffic. All remaining traffic decreased by a net 335 carloads.

G&W's Australian Operations had operating income of $9.4 million in the second quarter of 2016, compared with $15.1 million in the second quarter of 2015. The operating ratio for Australian Operations was 83.0% in the second quarter of 2016, compared with an operating ratio of 77.4% in the second quarter of 2015. Adjusted operating income from G&W's Australian Operations was $10.2 million in the second quarter of 2016, compared with adjusted operating income of $15.0 million in the second quarter of 2015. The adjusted operating ratio for Australian Operations was 81.5% in the second quarter of 2016, compared with an adjusted operating ratio of 77.6% in the second quarter of 2015.(1)

Operating revenues from G&W's U.K./European Operations decreased $22.9 million, or 13.9%, to $141.5 million in the second quarter of 2016, compared with $164.4 million in the second quarter of 2015. Excluding a $7.1 million decrease due to the impact of foreign currency depreciation, U.K./European revenues decreased $15.9 million, or 10.1%, primarily due to the impact of the consolidation of Continental Europe intermodal routes, declining coal shipments and lower minerals and stone shipments.(2)

U.K./European Operations traffic decreased 5,338 carloads, or 1.9%, to 276,542 carloads in the second quarter of 2016. The traffic decrease was principally due to a decrease of 14,130 carloads of coal and coke (primarily in the U.K.) and 6,010 carloads of minerals and stone, partially offset by an increase of 14,316 carloads of intermodal traffic. All remaining traffic increased by 486 carloads.

G&W's U.K./European Operations had an operating loss of $1.2 million in the second quarter of 2016, compared with operating income of $7.7 million in the second quarter of 2015. Adjusted operating income from G&W's U.K./European Operations was $3.4 million in the second quarter of 2016, compared with adjusted operating income of $7.7 million in the second quarter of 2015.(1)

Free Cash Flow (1)

G&W's free cash flow for the six months ended June 30, 2016 and 2015 was as follows (in millions):

	Six Months Ended
	June 30,
	2016	2015
Net cash provided by operating activities	$162.0	$184.7
Net cash used in investing activities, excluding new business investments	(74.8)	(842.7)
Net cash used for acquisitions (a)	1.1	776.3
Free cash flow before new business investments	88.3	118.3
New business investments, net of grants from outside parties	(3.4)	(37.0)
Free cash flow (1)	$85.0	$81.3

(a)

The 2015 period primarily consisted of net cash used for the acquisition of Freightliner and Pinsly Arkansas as well as $30.9 million in cash paid for incremental expenses related to the purchase and integration of the acquisitions.

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the second quarter of 2016 will be held on Monday, August 1, 2016, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 230-1074; outside the U.S. is (612) 288-0337, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter's earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on August 1, 2016, by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 372877.

About G&W

G&W owns or leases 121 freight railroads worldwide that are organized in 10 operating regions with 7,500 employees and more than 2,800 customers. "During the second quarter of 2016, G&W's Ohio Valley Region railroads were consolidated into G&W's Northeast and Midwest regions. This consolidation reduced the number of G&W operating regions from 11 to 10."

  G&W's eight North American regions serve 41 U.S. states and four Canadian provinces and include 114 short line and regional freight railroads with more than 13,000 track-miles.
  G&W's Australia Region provides rail freight services in New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line.
  G&W's U.K./European Region is led by Freightliner, the U.K.'s largest rail maritime intermodal operator and second-largest rail freight company. Operations also include heavy-haul in Poland and Germany and cross-border intermodal services connecting Northern European seaports with key industrial regions throughout the continent.

G&W subsidiaries provide rail service at more than 40 major ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

From time to time, we may use our website as a channel of distribution of material company information. Financial and other material information regarding G&W is routinely posted on and accessible at www.gwrr.com/investors. In addition, you may automatically receive email alerts and other information about us by enrolling your email address in the "Email Alerts" section of www.gwrr.com/investors. The information contained on or connected to our Internet website is not deemed to be incorporated by reference in this press release or filed with the SEC.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network congestion or other substantial disruption of operations; customer demand and changes in our operations; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2015 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted operating income, adjusted operating ratio, adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

2.

Foreign exchange impact is calculated by comparing the prior period results translated from local currency to U.S. dollars using current period exchange rates to the prior period results in U.S. dollars as reported.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
OPERATING REVENUES	$501,375	$542,219	$983,991	$939,249
OPERATING EXPENSES	414,181	442,768	839,801	767,178
OPERATING INCOME	87,194	99,451	144,190	172,071
INTEREST INCOME	336	124	411	150
INTEREST EXPENSE	(17,741)	(17,772)	(35,716)	(31,280)
LOSS ON SETTLEMENT OF FOREIGN CURRENCY FORWARD PURCHASE CONTRACTS	—	—	—	(18,686)
OTHER INCOME, NET	722	334	1,453	648
INCOME BEFORE INCOME TAXES	70,511	82,137	110,338	122,903
PROVISION FOR INCOME TAXES	(22,112)	(29,300)	(34,920)	(46,162)
NET INCOME	$48,399	$52,837	$75,418	$76,741
BASIC EARNINGS PER COMMON SHARE	$0.85	$0.94	$1.32	$1.37
WEIGHTED AVERAGE SHARES - BASIC	57,187	55,976	57,106	55,902
DILUTED EARNINGS PER COMMON SHARE	$0.83	$0.92	$1.30	$1.34
WEIGHTED AVERAGE SHARES - DILUTED	58,117	57,143	58,036	57,132

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2016 AND DECEMBER 31, 2015
(in thousands)
(unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,971	$35,941
Accounts receivable, net	368,704	382,458
Materials and supplies	45,873	45,790
Prepaid expenses and other	47,277	43,197
Total current assets	486,825	507,386
PROPERTY AND EQUIPMENT, net	4,208,706	4,215,063
GOODWILL	815,532	826,575
INTANGIBLE ASSETS, net	1,069,017	1,128,952
DEFERRED INCOME TAX ASSETS, net	2,591	2,270
OTHER ASSETS, net	37,350	22,836
Total assets	$6,620,021	$6,703,082
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$130,450	$75,966
Accounts payable	238,181	282,275
Accrued expenses	188,013	169,586
Total current liabilities	556,644	527,827
LONG-TERM DEBT, less current portion	2,035,589	2,205,785
DEFERRED INCOME TAX LIABILITIES, net	983,383	983,136
DEFERRED ITEMS - grants from outside parties	302,269	292,198
OTHER LONG-TERM LIABILITIES	150,312	174,675
TOTAL EQUITY	2,591,824	2,519,461
Total liabilities and equity	$6,620,021	$6,703,082

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(in thousands)
(unaudited)
	Six Months Ended
	June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$75,418	$76,741
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100,254	90,265
Stock-based compensation	9,525	6,961
Excess tax benefits from share-based compensation	—	(1,254)
Deferred income taxes	16,336	22,672
Net loss/(gain) on sale and impairment of assets	12,517	(807)
Loss on settlement of foreign currency forward purchase contracts	—	18,686
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	(11,472)	35,744
Materials and supplies	(1,071)	(868)
Prepaid expenses and other	(2,078)	5,685
Accounts payable and accrued expenses	(46,236)	(73,397)
Other assets and liabilities, net	8,808	4,255
Net cash provided by operating activities	162,001	184,683
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(113,321)	(160,226)
Grant proceeds from outside parties	25,990	22,701
Cash paid for acquisitions, net of cash acquired	—	(726,698)
Net payment from settlement of foreign currency forward purchase contracts related to an acquisition	—	(18,686)
Insurance proceeds for the replacement of assets	7,741	1,421
Proceeds from disposition of property and equipment	1,458	1,734
Net cash used in investing activities	(78,132)	(879,754)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on revolving line-of-credit, long-term debt and capital lease obligations	(311,930)	(306,799)
Proceeds from revolving line-of-credit and long-term borrowings	215,434	977,867
Debt amendment/issuance costs	—	(5,933)
Proceeds from employee stock purchases	3,135	4,183
Excess tax benefits from share-based compensation	—	1,254
Treasury stock acquisitions	(2,593)	(2,992)
Net cash (used in)/provided by financing activities	(95,954)	667,580
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,115	(1,899)
DECREASE IN CASH AND CASH EQUIVALENTS	(10,970)	(29,390)
CASH AND CASH EQUIVALENTS, beginning of period	35,941	59,727
CASH AND CASH EQUIVALENTS, end of period	$24,971	$30,337

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$340,782	67.9%	$374,615	69.1%	$667,196	67.9%	$672,824	71.6%
Freight-related revenues	133,688	26.7%	137,891	25.4%	267,146	27.1%	216,016	23.0%
All other revenues	26,905	5.4%	29,713	5.5%	49,649	5.0%	50,409	5.4%
Total operating revenues	$501,375	100.0%	$542,219	100.0%	$983,991	100.0%	$939,249	100.0%

Operating expenses:
Labor and benefits(a)	$155,948	31.1%	$165,296	30.4%	$319,062	32.4%	$297,414	31.6%
Equipment rents	38,426	7.7%	43,483	8.0%	76,856	7.8%	65,515	6.9%
Purchased services(b)	51,632	10.3%	56,177	10.4%	98,134	10.0%	80,558	8.6%
Depreciation and amortization	50,924	10.2%	48,048	8.9%	100,254	10.2%	90,265	9.6%
Diesel fuel used in train operations	28,251	5.5%	37,895	7.0%	53,717	5.4%	67,592	7.2%
Electricity used in train operations	3,304	0.7%	4,977	0.9%	6,669	0.7%	5,366	0.6%
Casualties and insurance	9,442	1.9%	10,038	1.9%	19,562	2.0%	18,561	2.0%
Materials	21,393	4.3%	26,929	5.0%	42,984	4.4%	45,624	4.9%
Trackage rights	21,152	4.2%	22,172	4.1%	41,728	4.2%	35,505	3.8%
Net (gain)/loss on sale and impairment of assets(c)	(308)	(0.1)%	(490)	(0.1)%	12,517	1.3%	(807)	(0.1)%
Restructuring costs	4,970	1.0%	—	—%	6,097	0.6%	—	—%
Other expenses(d)	29,047	5.8%	28,243	5.2%	62,221	6.3%	61,585	6.6%
Total operating expenses	$414,181	82.6%	$442,768	81.7%	$839,801	85.3%	$767,178	81.7%
(a)	Includes $0.1 million corporate development and related costs for the three months ended June 30, 2016. Includes $1.7 million of severance costs for the six months ended June 30, 2015.
(b)	Includes $0.1 million and $0.2 million corporate development and related costs for the three and six months ended June 30, 2016, respectively.
(c)	Includes an impairment charge of $13.0 million associated with an Australia iron ore customer entering into voluntary administration for the six months ended June 30, 2016.
(d)

Includes the write-off of accounts receivable of $8.1 million associated with an Australia iron ore customer entering into voluntary administration for the six months ended June 30, 2016. Includes $2.4 million and $2.9 million corporate development and related costs for the three and six months ended June 30, 2016, respectively. Includes $0.9 million corporate development and related costs for the three and six months ended June 30, 2015. Includes $12.6 million in Freightliner acquisition costs for the six months ended June 30, 2015.

GENESEE & WYOMING INC. AND SUBSIDIARIES
NORTH AMERICAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$227,082	74.6%	$238,153	76.6%	$448,907	74.2%	$481,183	76.5%
Freight-related revenues	60,978	20.0%	55,589	17.9%	122,503	20.3%	113,650	18.1%
All other revenues	16,515	5.4%	17,238	5.5%	32,943	5.5%	33,771	5.4%
Total operating revenues	$304,575	100.0%	$310,980	100.0%	$604,353	100.0%	$628,604	100.0%

Operating expenses:
Labor and benefits(a)	$95,587	31.4%	$100,297	32.3%	$198,177	32.8%	$209,748	33.3%
Equipment rents	14,218	4.7%	16,485	5.3%	29,274	4.9%	34,271	5.4%
Purchased services(b)	16,263	5.3%	15,220	4.9%	31,964	5.3%	29,349	4.7%
Depreciation and amortization	37,124	12.2%	34,936	11.2%	73,313	12.1%	70,241	11.2%
Diesel fuel used in train operations	13,837	4.5%	19,757	6.4%	27,361	4.5%	43,782	7.0%
Casualties and insurance	7,013	2.3%	6,659	2.1%	14,253	2.4%	13,114	2.1%
Materials	12,946	4.4%	15,675	5.0%	25,946	4.3%	31,685	5.0%
Trackage rights	8,885	2.9%	6,249	2.0%	17,752	2.9%	12,793	2.0%
Net gain on sale and impairment of assets	(236)	(0.1)%	(402)	(0.1)%	(395)	(0.1)%	(699)	(0.1)%
Restructuring costs	335	0.1%	—	—%	694	0.1%	—	—%
Other expenses(c)	19,580	6.4%	19,483	6.3%	37,013	6.1%	50,618	8.1%
Total operating expenses	$225,552	74.1%	$234,359	75.4%	$455,352	75.3%	$494,902	78.7%
Operating income	$79,023		$76,621		$149,001		$133,702
Expenditures for additions to property & equipment, net of grants from outside parties	$39,523		$73,440		$64,939		$118,710
(a)	Includes $0.2 million corporate development and related costs for the three and six months ended June 30, 2016, respectively.
(b)	Includes $0.1 million and $0.2 million corporate development and related costs for the three and six months ended June 30, 2016, respectively.
(c)	Includes $1.5 million and $0.9 million corporate development and related costs for the three months ended June 30, 2016 and 2015, respectively. Includes $1.8 million and $0.9 million corporate development and related costs for the six months ended June 30, 2016 and 2015, respectively. Includes $12.6 million of Freightliner acquisition costs for the six months ended June 30, 2015.

GENESEE & WYOMING INC. AND SUBSIDIARIES
AUSTRALIAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$26,394	47.7%	$39,464	59.1%	$51,171	47.8%	$85,822	67.7%
Freight-related revenues	27,129	49.1%	25,173	37.7%	52,619	49.1%	36,037	28.4%
All other revenues	1,760	3.2%	2,171	3.2%	3,291	3.1%	4,891	3.9%
Total operating revenues	$55,283	100.0%	$66,808	100.0%	$107,081	100.0%	$126,750	100.0%

Operating expenses:
Labor and benefits(a)	$16,800	30.4%	$18,750	28.0%	$32,568	30.4%	$36,134	28.5%
Equipment rents	1,630	2.9%	4,020	6.0%	3,325	3.1%	6,206	4.9%
Purchased services	6,098	11.0%	5,718	8.6%	11,349	10.6%	10,758	8.5%
Depreciation and amortization	7,233	13.1%	7,394	11.1%	13,889	13.0%	13,620	10.7%
Diesel fuel used in train operations	4,538	8.2%	6,218	9.3%	8,575	8.0%	9,899	7.8%
Casualties and insurance	1,553	2.8%	1,886	2.8%	3,088	2.9%	3,767	3.0%
Materials	2,870	5.2%	2,709	4.1%	5,289	4.9%	4,934	3.9%
Trackage rights	2,028	3.7%	3,424	5.1%	4,317	4.0%	8,420	6.6%
Net (gain)/loss on sale and impairment of assets(b)	—	—%	(32)	—%	12,982	12.1%	(38)	—%
Restructuring costs	23	—%	—	—%	716	0.7%	—	—%
Other expenses(c)	3,129	5.7%	1,590	2.4%	13,353	12.5%	3,683	2.9%
Total operating expenses	$45,902	83.0%	$51,677	77.4%	$109,451	102.2%	$97,383	76.8%
Operating income/(loss)	$9,381		$15,131		$(2,370)		$29,367
Expenditures for additions to property & equipment, net of grants from outside parties	$4,787		$9,159		$5,654		$13,774
(a)	Includes $1.7 million of severance costs for the six months ended June 30, 2015.
(b)	Includes an impairment charge of $13.0 million associated with an iron ore customer entering into voluntary administration for the six months ended June 30, 2016.
(c)

Includes $0.8 million and $1.0 million corporate development and related costs for the three months and six months ended June 30, 2016, respectively. Includes the write-off of accounts receivable of $8.1 million associated with an iron ore customer entering into voluntary administration for the six months ended June 30, 2016.

GENESEE & WYOMING INC. AND SUBSIDIARIES
U.K./EUROPEAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$87,306	61.7%	$96,998	59.0%	$167,118	61.3%	$105,819	57.5%
Freight-related revenues	45,581	32.2%	57,129	34.7%	92,024	33.8%	66,329	36.1%
All other revenues	8,630	6.1%	10,304	6.3%	13,415	4.9%	11,747	6.4%
Total operating revenues	$141,517	100.0%	$164,431	100.0%	$272,557	100.0%	$183,895	100.0%

Operating expenses:
Labor and benefits	$43,561	30.8%	$46,249	28.1%	$88,317	32.4%	$51,532	27.9%
Equipment rents	22,578	16.0%	22,978	14.0%	44,257	16.2%	25,038	13.6%
Purchased services	29,271	20.7%	35,239	21.4%	54,821	20.1%	40,451	22.0%
Depreciation and amortization	6,567	4.6%	5,718	3.5%	13,052	4.9%	6,404	3.5%
Diesel fuel used in train operations	9,876	7.0%	11,920	7.2%	17,781	6.5%	13,911	7.6%
Electricity used in train operations	3,304	2.3%	4,977	3.0%	6,669	2.4%	5,366	2.9%
Casualties and insurance	876	0.6%	1,493	0.9%	2,221	0.8%	1,680	0.9%
Materials	5,577	3.9%	8,545	5.2%	11,749	4.3%	9,005	4.9%
Trackage rights	10,239	7.3%	12,499	7.6%	19,659	7.2%	14,292	7.8%
Net gain on sale and impairment of assets	(72)	(0.1)%	(56)	—%	(70)	—%	(70)	—%
Restructuring costs	4,612	3.3%	—	—%	4,687	1.7%	—	—%
Other expenses	6,338	4.5%	7,170	4.4%	11,855	4.4%	7,284	4.0%
Total operating expenses	$142,727	100.9%	$156,732	95.3%	$274,998	100.9%	$174,893	95.1%
Operating (loss)/income	$(1,210)		$7,699		$(2,441)		$9,002
Expenditures for additions to property & equipment, net of grants from outside parties	$11,338		$5,028		$16,738		$5,041

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended June 30, 2016	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$27,178	49,330	$551	$4,411	10,504	$420	$393	448	$877	$31,982	60,282	$531
Autos & Auto Parts	4,980	8,146	611	—	—	—	—	—	—	4,980	8,146	611
Chemicals & Plastics	35,743	44,875	797	—	—	—	—	—	—	35,743	44,875	797
Coal & Coke	15,051	46,237	326	—	—	—	3,408	9,250	368	18,459	55,487	333
Food & Kindred Products	7,973	14,448	552	—	—	—	—	—	—	7,973	14,448	552
Intermodal	1	12	83	17,044	15,320	1,113	68,919	228,543	302	85,964	243,875	352
Lumber & Forest Products	20,842	34,561	603	—	—	—	59	135	437	20,901	34,696	602
Metallic Ores	4,615	6,122	754	2,867	2,018	1,421	40	93	430	7,522	8,233	914
Metals	27,157	35,881	757	—	—	—	—	—	—	27,157	35,881	757
Minerals & Stone	29,502	51,882	569	1,901	16,337	116	14,487	38,073	381	45,890	106,292	432
Petroleum Products	17,180	25,462	675	171	72	2,375	—	—	—	17,351	25,534	680
Pulp & Paper	26,062	41,128	634	—	—	—	—	—	—	26,062	41,128	634
Waste	5,551	11,520	482	—	—	—	—	—	—	5,551	11,520	482
Other	5,247	16,519	318	—	—	—	—	—	—	5,247	16,519	318
Totals	$227,082	386,123	$588	$26,394	44,251	$596	$87,306	276,542	$316	$340,782	706,916	$482

Three Months Ended June 30, 2015	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$30,742	53,690	$573	$6,658	14,816	$449	$129	190	$679	$37,529	68,696	$546
Autos & Auto Parts	4,749	7,450	637	—	—	—	—	—	—	4,749	7,450	637
Chemicals & Plastics	35,354	45,637	775	—	—	—	—	—	—	35,354	45,637	775
Coal & Coke	22,136	63,445	349	—	—	—	9,039	23,380	387	31,175	86,825	359
Food & Kindred Products	8,280	14,726	562	—	—	—	—	—	—	8,280	14,726	562
Intermodal	1	12	83	18,917	15,657	1,208	70,395	214,227	329	89,313	229,896	388
Lumber & Forest Products	20,496	34,966	586	—	—	—	—	—	—	20,496	34,966	586
Metallic Ores	4,910	6,114	803	11,865	7,137	1,662	—	—	—	16,775	13,251	1,266
Metals	27,015	35,136	769	—	—	—	—	—	—	27,015	35,136	769
Minerals & Stone	30,653	55,872	549	1,716	14,424	119	17,435	44,083	396	49,804	114,379	435
Petroleum Products	15,194	23,855	637	308	70	4,400	—	—	—	15,502	23,925	648
Pulp & Paper	28,952	45,302	639	—	—	—	—	—	—	28,952	45,302	639
Waste	4,709	10,224	461	—	—	—	—	—	—	4,709	10,224	461
Other	4,962	17,459	284	—	—	—	—	—	—	4,962	17,459	284
Totals	$238,153	413,888	$575	$39,464	52,104	$757	$96,998	281,880	$344	$374,615	747,872	$501

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Six Months Ended June 30, 2016	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$55,234	105,345	$524	$9,410	24,077	$391	$736	842	$874	$65,380	130,264	$502
Autos & Auto Parts	9,015	14,952	603	—	—	—	—	—	—	9,015	14,952	603
Chemicals & Plastics	69,491	89,234	779	—	—	—	—	—	—	69,491	89,234	779
Coal & Coke	31,877	94,915	336	—	—	—	7,752	17,313	448	39,629	112,228	353
Food & Kindred Products	16,407	29,412	558	—	—	—	—	—	—	16,407	29,412	558
Intermodal	2	24	83	31,617	28,943	1,092	133,448	440,638	303	165,067	469,605	352
Lumber & Forest Products	41,712	69,393	601	—	—	—	126	315	400	41,838	69,708	600
Metallic Ores	9,677	12,347	784	5,974	4,336	1,378	40	93	430	15,691	16,776	935
Metals	54,200	71,786	755	—	—	—	—	—	—	54,200	71,786	755
Minerals & Stone	54,296	95,563	568	3,780	32,985	115	25,016	69,310	361	83,092	197,858	420
Petroleum Products	35,453	51,451	689	390	133	2,932	—	—	—	35,843	51,584	695
Pulp & Paper	52,190	82,296	634	—	—	—	—	—	—	52,190	82,296	634
Waste	9,339	19,806	472	—	—	—	—	—	—	9,339	19,806	472
Other	10,014	32,791	305	—	—	—	—	—	—	10,014	32,791	305
Totals	$448,907	769,315	$584	$51,171	90,474	$566	$167,118	528,511	$316	$667,196	1,388,300	$481

Six Months Ended June 30, 2015	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$65,119	112,027	$581	$13,426	29,412	$456	$141	207	$681	$78,686	141,646	$556
Autos & Auto Parts	9,373	14,673	639	—	—	—	—	—	—	9,373	14,673	639
Chemicals & Plastics	71,239	91,680	777	—	—	—	—	—	—	71,239	91,680	777
Coal & Coke	49,104	143,057	343	—	—	—	9,982	25,755	388	59,086	168,812	350
Food & Kindred Products	17,523	30,614	572	—	—	—	—	—	—	17,523	30,614	572
Intermodal	1	12	83	36,160	30,006	1,205	76,692	233,499	328	112,853	263,517	428
Lumber & Forest Products	39,993	67,555	592	—	—	—	—	—	—	39,993	67,555	592
Metallic Ores	10,121	12,479	811	31,980	17,883	1,788	—	—	—	42,101	30,362	1,387
Metals	53,413	69,725	766	—	—	—	—	—	—	53,413	69,725	766
Minerals & Stone	58,130	103,256	563	3,665	28,694	128	19,004	48,046	396	80,799	179,996	449
Petroleum Products	33,052	50,912	649	591	133	4,444	—	—	—	33,643	51,045	659
Pulp & Paper	56,374	88,067	640	—	—	—	—	—	—	56,374	88,067	640
Waste	8,004	17,517	457	—	—	—	—	—	—	8,004	17,517	457
Other	9,737	35,027	278	—	—	—	—	—	—	9,737	35,027	278
Totals	$481,183	836,601	$575	$85,822	106,128	$809	$105,819	307,507	$344	$672,824	1,250,236	$538

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratio, adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow, which are "non-GAAP financial measures" as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W's operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure ($ in millions, except per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Operating Income and Adjusted Operating Ratio
	Three Months Ended
	June 30, 2016
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$304.6	$55.3	$141.5	$501.4
Operating expenses	225.6	45.9	142.7	414.2
Operating income/(loss)(a)	$79.0	$9.4	$(1.2)	$87.2
Operating ratio (b)	74.1%	83.0%	100.9%	82.6%

Operating expenses	$225.6	$45.9	$142.7	$414.2
Corporate development and related costs	(1.7)	(0.8)	—	(2.6)
Restructuring costs	(0.3)	—	(4.6)	(5.0)
Net gain on sale of assets	0.2	—	0.1	0.3
Adjusted operating expenses	$223.7	$45.1	$138.2	$406.9

Adjusted operating income	$80.8	$10.2	$3.4	$94.4
Adjusted operating ratio	73.5%	81.5%	97.6%	81.2%
	Three Months Ended
	June 30, 2015
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$311.0	$66.8	$164.4	$542.2
Operating expenses	234.4	51.7	156.7	442.8
Operating income (a)	$76.6	$15.1	$7.7	$99.5
Operating ratio (b)	75.4%	77.4%	95.3%	81.7%

Operating expenses	$234.4	$51.7	$156.7	$442.8
Corporate development and related costs	(0.9)	0.1	—	(0.8)
Net gain on sale of assets	0.4	—	0.1	0.5
Adjusted operating expenses	$233.8	$51.9	$156.8	$442.5

Adjusted operating income	$77.1	$15.0	$7.7	$99.8
Adjusted operating ratio	75.2%	77.6%	95.3%	81.6%

(a)	Operating income is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share
Three Months Ended June 30, 2016	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings Per Common Share
As reported	$70.5	$(22.1)	$48.4	$0.83
Add back certain items:
Corporate development and related costs	2.6	(0.8)	1.8	0.03
Restructuring costs	5.0	(0.9)	4.0	0.07
Net gain on sale of assets	(0.3)	0.1	(0.2)	—
Adjusted	$77.8	$(23.7)	$54.0	$0.93
Short Line Tax Credit	—	(7.2)	(7.2)	(0.12)
Adjusted (excluding Short Line Tax Credit)	$77.8	$(30.9)	$46.8	$0.81
Three Months Ended June 30, 2015	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings Per Common Share
As reported	$82.1	$(29.3)	$52.8	$0.92
Add back certain items:
Corporate development and related costs	0.8	(0.3)	0.5	0.01
Net gain on sale of assets	(0.5)	0.2	(0.3)	(0.01)
As adjusted	$82.4	$(29.5)	$53.0	$0.93
Foreign exchange impact (a)	(0.7)	0.2	(0.4)	(0.01)
As adjusted (excluding foreign exchange)	$81.8	$(29.3)	$52.5	$0.92
(a)

Foreign exchange impact is calculated by comparing the prior period results translated from local currency to U.S. dollars using current period exchange rates to the prior period results in U.S. dollars as reported.

Free Cash Flow
	Six Months Ended
	June 30,
	2016	2015
Net cash provided by operating activities	$162.0	$184.7
Net cash used in investing activities	(78.1)	(879.8)
Net cash used for acquisitions	1.1	776.3
Free cash flow	$85.0	$81.3
New business investments, net of grants from outside parties	3.4	37.0
Free cash flow before new business investments	$88.3	$118.3

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com